                                                                     EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                                PROXIMATION, INC.

       The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

       FIRST:      The name of the corporation (hereinafter called the
"corporation") is

                                PROXIMATION, INC.

       SECOND:     The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington 19805, County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

       THIRD:      The nature of the business and the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, are as follows:

       Computer interactive media services, creation of web sites on the world wide web for internet use, computer software development, systems integration, database development, and consulting.

       The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to,

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or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

       FOURTH:     The total number of shares of stock which the corporation
shall have authority to issue is Twenty million (20,000,000). The par value of each of such shares is $.0l dollars. All such shares are of one class and are shares of Common Stock.

       The Board of Directors is authorized to provide by resolution or resolutions for the issuance of shares of Preferred stock and additional common stock of the Corporation, in one or more series with such par value, voting powers, full or limited, or without voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

       FIFTH: The name and the mailing address of the incorporator are as follows:

            NAME                           MAILING ADDRESS

       Raul J. Fernandez                   1749 Old Meadow Road, 6th Floor
                                           McLean, Virginia 22102

       SIXTH:      The corporation is to have perpetual existence.

       SEVENTH:    Whenever a compromise or arrangement is proposed between
this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as

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consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

       EIGHTH:     For the management of the business and for the conduct of
the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

           1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

           2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

           3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided,

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       that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

       NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

       TENTH:      The corporation shall, to the fullest extent permitted by
the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

       ELEVENTH:   From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

                   The effective time of the certificate of incorporation of the corporation, and time when the existence of the corporation shall commence, shall be July 22, 1996.

       SIGNED on July 22, 1996.

                                          /s/ RAUL J. FERNANDEZ
                                          ---------------------------------
                                          Raul J. Fernandez, Incorporator

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                       AMENDED CERTIFICATE OF INCORPORATION

                                       OF

                                PROXIMATION, INC.

       Pursuant to the provision of Section 241 of the "General Corporation Law of the State of Delaware", the undersigned, a natural person, for the purpose of amending the Certificate of Incorporation of Proximation, Inc., hereby certifies that:

       The following amendments to the Certificate of Incorporation were adopted by the sole incorporator on July 25, 1996.

       The amendments delete all of Article First of the original Certificate of Incorporation. The parts that are deleted read as follows:

       FIRST:      The name of the corporation (hereinafter called the
"corporation") is

                                PROXIMATION, INC.

       The amendments amend Article First in their entirety so that Article First now reads as follows:

       FIRST:      The name of the corporation (hereinafter called the
"corporation") is

                                 PROXICOM, INC.

       The amendments delete the first paragraph of Article Fourth of the original Certificate of Incorporation. The paragraph that is deleted read as follows:

       FOURTH:     The total number of shares of stock which the Corporation
shall have authority to issue is Twenty million (20,000,000). The par value of each of such share is $.0l dollars. All such shares are of one class and are shares of Common Stock.

       The amendments add the following words to Article Fourth so that the first paragraph of Article Fourth now reads as follows:

       FOURTH:     The total number of shares of stock which the Corporation
shall have authority to issue is Twenty-Five million (25,000,000) of this total, twenty million (20,000,000) may be Common Stock and five million (5,000,000) may be Preferred Stock. The par value of each of such share of Common Stock is $.01


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dollars. The par value of each such share of Preferred Stock is $.01 dollars.

       The amendments amend Article Tenth in their entirety so that Article Tenth as amended now reads as follows:

       TENTH:      The corporation shall, to the fullest extent permitted by
the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person; and it is further provided:

       A. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not Directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article Tenth.

       B. The Corporation shall, from time to time, reimburse or advance to any Director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that if required by the Delaware General Corporation Law, such expenses incurred by or on behalf of any Director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Director, officer or other person is not entitled to be indemnified for such expenses.

       C. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article Tenth shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this certificate of Incorporation, the By-laws of the Corporation (the "By-laws"), any agreement, any vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

       D. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article Tenth shall continue as to a person who has ceased to be a Director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

       E. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Tenth, the By-laws or under
Section 145 of the Delaware General Corporation Law or any other provision of law.

       F. The provisions of this Article Tenth shall be a contract between the Corporation, on the one hand, and each Director and officer who serves in such capacity at any time while this Article Tenth is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such Director, officer, or other person intend to be legally bound. No repeal or modification of this Article Tenth shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

       G. The right to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article Tenth shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. Such a person shall be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.



       H. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article Tenth may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                   The undersigned further certifying that the corporation has not received any payment for any of its stock and the amendments were duly adopted by a majority of the original incorporators.

                   SIGNED on July 25, 1996

[SEAL]                                          /s/ RAUL J. FERNANDEZ
                                                ------------------------------
                                                RAUL J. FERNANDEZ
                                                INCORPORATOR



STATE OF VIRGINIA

COUNTY OF Fairfax

            This instrument was acknowledged before me on 25th day of July, 1996 by /s/ RAUL J. FERNANDEZ.

                                 /s/ MELISSA BARNES
                                 ------------------------
                                 NOTARY PUBLIC

My Commission Expires July 31, 1999

                      CERTIFICATE OF MERGER
                                OF
                          PROXIMA, INC.
                               INTO
                          PROXICOM, INC.


       The undersigned corporation

       DOES HEREBY CERTIFY:

       FIRST.      That the name and state of incorporation of each of the
constituent corporations of the merger is as follows:

        NAME                                    STATE OF INCORPORATION

      PROXIMA, INC.                             MARYLAND
      PROXICOM, INC.                            DELAWARE


       SECOND.     That an agreement of merger between the parties to the
merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 252 of the General Corporation Law of the State of Delaware.

       THIRD.      The name of the surviving corporation of the merger is
PROXICOM, INC., a Delaware corporation.

       FOURTH.     That the Certificate of Incorporation of PROXICOM, INC., a
Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

       FIFTH.      That the executed agreement of merger is on file at the
principal place of business of the surviving corporation. The address of said principal place of business is 1749 Old Meadow Road, McLean, Virginia 22102.

       SIXTH.      That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

       SEVENTH.    The authorized capital stock of each foreign corporation
which is a party to the merger is as follows:

Corporation           Class           Number of Shares         Par Value per
                                                               share or
                                                               Statement that
                                                               shares are
                                                               without par
                                                               value


PROXIMA, INC.        Common/          1,000                    $1.00 per share
                     Sole Class


IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Raul J. Fernandez, this 26th day of August, 1996.



                              /s/ RAUL J. FERNANDEZ
                              -------------------------
                              Raul J. Fernandez
                              President, Proxicom, Inc.

                      AMENDED CERTIFICATE OF INCORPORATION

                                       OF

                                 PROXICOM, INC.


Proxicom, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), for the purposes of amending its Certificate of Incorporation, hereby certifies that the following amendments to the Certificate of Incorporation were adopted by the Board of Directors and stockholders of the Corporation on February 7, 1997, pursuant to the provisions of section 242 of the General Corporation Law of the State of Delaware.

Article Eighth is amended by adding thereto paragraph 4, to read as follows:

           4. The number of directors of the Corporation shall be such number as shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors shall be classified, with respect to the time for which they severally hold office, into three classes (designated as Class I, Class II and Class III), which shall be as nearly equal in number as possible. Each initial director in Class I shall hold office for a term expiring at the 1998 annual meeting of stockholders, each initial director in Class II shall hold office for a term expiring at the 1999 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 2000 annual meeting of stockholders.

           The following persons, having the following class designations, shall serve as the initial classified board of directors of the
           Corporation:

           Class/Name

           I -- Raul Fernandez, Christopher Capuano
           II -- David Hodgson, Ramanan Raghavendran
           III -- Jack Kemp, Mario Morino, John McKinley


           Notwithstanding the foregoing, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal. Except as otherwise provided by statute, this Amended Certificate of Incorporation or the Bylaws of the Corporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.



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        If the number of directors is changed pursuant to the Bylaws of the
Corporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of an incumbent director.


        IN WITNESS WHEREOF, the Corporation has caused this amendment to its Certificate of Incorporation to be signed and acknowledged by its duly authorized officer, this 12th day of February, 1997.



Dated:  February 12, 1997                          /s/ CHRISTOPHER CAPUANO
                                                   ----------------------------
                                                   Christopher Capuano
                                                   Secretary


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



                            CERTIFICATE OF AMENDMENT

                                       OF

                      AMENDED CERTIFICATE OF INCORPORATION

                                       OF

                                 PROXICOM, INC.
It is hereby certified that:

       FIRST: The name of the corporation is Proxicom, Inc. (the "Corporation"), and the Corporation is organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL").

       SECOND: The Board of Directors of the Corporation, for the purpose of taking action without a meeting pursuant to Section 141(f) of the DGCL, duly adopted by unanimous written consent, a resolution setting forth a proposed amendment of the Amended Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and authorized and directed the Corporation's officers to submit such amendment to the Corporation's stockholders for approval in accordance with the DGCL.

       The resolution setting forth the proposed amendment is as follows:

       RESOLVED, that the Board of Directors of the Corporation hereby approves and adopts the following amendment (the "Certificate Amendment") to Article FOURTH of the Corporation's Amended Certificate of Incorporation, so that the first paragraph of such Article FOURTH shall read in its entirety:

       "FOURTH: The total number of shares of all classes of stock that the Corporation shall have the authority to issue is thirty-two million (32,000,000), of which twenty-five million (25,000,000) of such shares shall be common stock, having a par value of $.01 per share ("Common Stock") and seven million (7,000,000) of such shares shall be preferred stock, having a par value of $.01 per share ("Preferred Stock")."

       THIRD: The amendment to the Amended Certificate of Incorporation herein has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the DGCL.

               In WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Raul J. Fernandez, its President and Chief Executive Officer, and attested by Christopher Capuano, its Vice President, General Counsel and Corporate Secretary, this 29th day of January, 1999.


                                      PROXICOM, INC.

                                      By:/s/ RAUL J. FERNANDEZ
                                         ---------------------------
                                         Raul J. Fernandez
                                         President and Chief
                                         Executive Officer


                                      Attest:

                                      By:/s/ CHRISTOPHER CAPUANO
                                         ----------------------------
                                         Christopher Capuano
                                         Vice President, General Counsel
                                         and Corporate Secretary




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